Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AMCOL International Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-34109, 33-55540, 33-73350, 333-00581, 333-56017, 333-68664 and 333-110500) on
Form S-8 of AMCOL International Corporation of our report dated March 30, 2005, relating to the consolidated balance sheets of AMCOL International Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related schedule, which report appears in the December 31, 2004 annual report on Form 10-K of AMCOL International Corporation.

Our report refers to the restatement of the Company's consolidated balance sheet as of December 31, 2003 and the related consolidated statements of stockholders' equity for the years ended December 31, 2003 and 2002 and to changes in the method of accounting for stock-based compensation during 2003, and the method of accounting for goodwill during 2002.

                                                              KPMG LLP

Chicago, Illinois
March 30, 2005